Exhibit 99.1

news release

Encana Provides Details on its Upcoming Anadarko Basin Conference Call and Webcast

CALGARY, January 15, 2020 — Encana Corporation (NYSE, TSX: ECA) today provided participant details for its upcoming Anadarko Basin conference call and webcast:

TIME/DATE:	2:30 p.m. MT, Wednesday, January 29, 2020

DIAL IN DETAILS:	(866) 211-4955 (toll-free in North America) or (647) 427-7450 (international)

SLIDE DECK:	Slides available at www.encana.com under Investors/Presentations and Events immediately after market close on Jan. 29

What to expect:

•	A detailed review of key operational accomplishments over the last year in the Anadarko Basin and how positive results are creating long-term value for the Company.

•	A discussion on how Encana rapidly applied its proven practices to significantly decrease well costs, improve returns and make the Anadarko Basin competitive across all top North American basins.

•	Broad participation from Encana’s executive leadership team and Anadarko leadership team in the webcast and subsequent Q&A session.

Encana Corporation

Encana Corporation is a leading North American energy producer that is focused on developing its strong portfolio of resource plays, held directly and indirectly through its subsidiaries, producing oil, natural gas liquids (NGLs) and natural gas. By partnering with employees, community organizations and other businesses, Encana contributes to the strength and sustainability of the communities where it operates. Encana common shares trade on the Toronto and New York stock exchanges under the symbol ECA.

ADVISORY REGARDING FORWARD-LOOKING STATEMENTS - This news release contains forward-looking statements or information (collectively, “FLS”) within the meaning of applicable securities legislation, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. FLS include: expectations and projections regarding operational accomplishments in the Anadarko Basin and the benefits therefrom. FLS involve assumptions, risks and uncertainties that may cause such statements not to occur or results to differ materially. Such assumptions, risks and uncertainties are described in Encana’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and in Encana’s other periodic filings as filed on SEDAR and EDGAR. Although Encana believes such FLS are reasonable, there can be no assurance they will prove to be correct. The above-referenced assumptions, risks and uncertainties are not exhaustive. FLS are made as of the date hereof and, except as required by law, Encana undertakes no obligation to update or revise any FLS.

Further information on Encana Corporation is available on the company’s website, www.encana.com, or by contacting:

Investor contact: (403) 645-3550 (281) 210-5110 Investor.relations@encana.com	Media contact: (281) 210-5253

SOURCE: Encana Corporation